EXHIBIT 23A

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 for AutoInfo, Inc. of our report dated February 11, 2005 on the financial statements of AutoInfo, Inc. for the years ended December 31, 2004, 2003 and 2002, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Registration Statement


                                 /s/ Dworken, Hillman, LaMorte & Sterczala, P.C.

Shelton, Connecticut
March 31, 2005